EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT
FOR THE PURCHASE OF ALL OF THE OUTSTANDING SHARES OF
ROADSHIPS.US, INC. (A NEVADA CORPORATION)
BY NOVAGEN INGENIUM INC (A NEVADA CORPORATION)

This share exchange agreement (this “Agreement”) is made the 18th day of September, 2015, between Roadships Holdings, Inc., a Delaware corporation (the “Vendor”), and Novagen Ingenium Inc, a Nevada corporation (the “Purchaser”).

WHEREAS the Purchaser wants to purchase and the Vendor wants to sell all of the issued and outstanding common shares in the capital stock of Roadships.US, Inc., a Nevada corporation (the “Target”);

AND WHEREAS the Vendor and the Purchaser wish to enter into a binding agreement for an exchange of shares;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree with each other as follows:

ARTICLE 1 - DEFINITIONS

In this Agreement, the following terms have the meanings ascribed thereto as follows:

“Act” means the United States Securities Act of 1933, as amended;

“Assets” means the undertaking, property and assets of the Target as a going concern, of every kind and description and wheresoever situated;

“Closing” or “Closing Date” means the time and place for completion of this Agreement as defined in Section 5.01;

“Target Shares” means 75,000,000 shares of the common stock of the Target;

“Purchaser Shares” means 2,000,000 restricted common shares of the Purchaser;

“SEC” means the United States Securities and Exchange Commission.

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ARTICLE 2 - EXCHANGE OF SECURITIES

2.01

Agreement to Purchase. Upon the terms and subject to the conditions contained in this Agreement, the Vendor shall sell and the Purchaser shall purchase the Target Shares in exchange for the Purchaser Shares. The parties agree that for the purposes of this Agreement, the Target Shares will have a deemed value of $0.002 per share and the Purchaser Shares will have a deemed value of $0.075 per share.

2.02	Interim Transfer Restrictions. The Purchaser Shares will be subject to re-sale restrictions and, as such, the share certificate(s) representing the Purchaser Shares will bear the following notation:

THE SECURITY OR SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES EVIDENCED HEREBY EXCEPT (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OR (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS OR, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the share exchange:

3.01

Incorporation, Organization and Authority of Purchaser. The Purchaser is a corporation duly incorporated and subsisting under the laws of the State of Nevada and has all the necessary corporate power, authority and capacity to perform its obligations hereunder and to carry on its business and to own, lease and operate its assets.

3.02

Necessary Proceedings. All necessary proceedings of the directors and shareholders of the Purchaser have been taken or will be taken to enable the Purchaser to enter into this Agreement and to perform its obligations hereunder.

3.03

Valid and Binding. This Agreement has been duly executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms subject to:

(a)	bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors rights generally; and

(b)	the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

3.04

No Breach Caused by this Agreement. Neither the execution nor delivery of this Agreement nor the fulfillment or compliance with any of the terms hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles and by-laws, as amended, of the Purchaser or any material agreement or instrument to which the Purchaser is subject, or will require any consent or other action by any administrative or governmental body.

3.05

Approvals. No approval of or filing with any federal, provincial or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated herein.

3.06	Exemption from Prospectus and Registration Requirements. The issuance of shares contemplated by this Agreement is exempt from the prospectus and registration requirements of the Act.

3.07

Shareholder Approval. No approval or consent of the shareholders of the Purchaser is required under any law, agreement or understanding, in order for the Purchaser to enter into and to perform its obligations under this Agreement.

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ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser, upon which representations and warranties the Purchaser relies in entering into and performing its obligations pursuant to this Agreement, that, as of the date hereof:

4.01

Incorporation. The Target is a corporation duly incorporated and validly subsisting pursuant to the laws of Nevada, and has all requisite capacity and authority to carry on business and own assets in all jurisdictions where it carries on business and owns assets.

4.02	Authorizations. All necessary corporate measures of the directors of the Target required to authorize the execution, delivery and performance of this Agreement have been taken.

4.03

No Breach Caused by this Agreement. Neither the execution nor delivery of this Agreement nor the fulfillment or compliance with any of the terms hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Target’s constating documents and governing rules or any material agreement or instrument to which the Target or the Vendor are subject, or will require any consent or other action by any administrative or governmental body. The Target has complied with all licenses, franchises, leases, permits, approvals and agreements to which the Target is a party or by which the Target is bound, the breach of which would materially and adversely affect the operations or condition, financial or otherwise, of the Target.

4.04	Valid and Binding. This Agreement has been duly executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable in accordance with its terms subject to:

(a)	bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors rights generally; and

(b)	the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court.

4.05

Authorized Capital. The authorized capital of the Target consists of 75,000,000 shares of common stock, of which only the Target Shares are issued and outstanding. Other than such common shares, there is no agreement or option, including convertible securities or warrants existing pursuant to which the Target is or might be required to issue any further shares of its capital.

4.06

Pre-emptive Rights. No person, firm or corporation other than the Vendor has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription or issuance of any unissued shares or other securities of the Purchaser.

4.07

Shareholders' Agreements, etc. There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of the Target.

4.08

Target Shares. The Vendor has good and marketable title to the Target Shares free and clear of any actual, pending or, to the knowledge or belief of the Vendor, threatened, liens, charges, claims, options, set-offs, encumbrances, escrow agreements, voting agreements, pooling agreements, shareholders agreements, voting trusts or other limitations or restrictions of any nature whatsoever, including without limitation, any action, proceeding or investigation affecting title to such shares, at law or in equity, before any court, administrative agency or other tribunal or any governmental authority. The Target Shares are saleable under the terms of this Agreement and there is no other agreement (whether by law, pre-emptive or contractual) or option existing pursuant to which the Vendor could be required to sell, assign or transfer any or all of the Target Shares.

4.09

Title to Assets. The Target has good and marketable title to the Assets free and clear of any actual, pending or, to the knowledge or belief of the Vendor and the Target, threatened, claims, liens, charges, options, set-offs, encumbrances or security interests whatsoever, including without limitation any action, proceeding or investigation affecting title to the Assets, at law or in equity, before any court, administrative agency or other tribunal or any governmental authority, to all of the Assets and to any properties, except those sold in the ordinary course of business during such period.

4.10	Subsidiaries. The Target does not presently have, and at the Closing will not have any subsidiaries or any agreement of any nature to acquire any subsidiary.

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4.11

Indebtedness. The Target has no bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance, and is not under any obligation to create or issue any bonds, debentures, mortgages, promissory notes or other indebtedness maturing more than one year after the date of their original creation or issuance.

4.12

Liabilities of the Target. There are no known liabilities (contingent or otherwise) of the Target of any kind whatsoever, and, to the best of the knowledge of the Vendor, there is no basis for assertion against the Target of any liabilities of any kind.

4.13

Guarantees. The Target is not a party to, or bound by, any agreement of guarantee, indemnification, assumption or endorsement or any like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

4.14	Absence of Other Agreements. The Target:

(a)	is not a party to any contract with, or committed to, any labor union;

(b)

is not a party to or operate any bonus, pension, profit sharing, deferred compensation, retirement, hospitalization insurance, medical insurance or similar plan or practice, formal and informal, in effect with respect to any employees or others;

(c)

is not bound by any agreement whether written or oral with any employee providing for a specified period of notice of termination nor providing for any fixed term of employment; and has now and at Closing will have no employees who cannot be dismissed upon such notice as common or statute law may prescribe;

(d)	is not bound by any outstanding contract or commitment which requires prior approval of any change of control of the Target; and

(e)

is not bound by any outstanding contract or commitment except those entered into in the ordinary course of business and having not more than 12 months to run; and is not in default under any material contract by which it is bound or under which it is entitled to the benefits of and advantages thereof.

4.15

Good Standing of Agreements. The Target is not in default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Target is entitled to all benefits thereunder and, to the best of the knowledge of the Vendor, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments under which the Target's rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other person.

4.16

Labor Relations. There is not any strike, lock-out, sit-down, slow-down, grievance or other labor dispute or trouble of any nature whatsoever pending or threatened against the Target which to any extent or in any manner affects the Target.

4.17

Purchase Commitments and Outstanding Bids. The Target has no outstanding purchase commitments exceeding the ordinary requirements of its business or the current market price for the related goods, or imposing terms more onerous than the custom in the their business. The Target has no outstanding material bids, proposal, contract or orders which will or, if accepted, could require the Target to supply goods or services at a cost exceeding the anticipated revenues or which quotes prices at a mark-up over estimated costs inconsistent with past mark-ups on similar business.

4.18

Compliance with Laws. The Target is not in violation of any federal, state/territorial, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

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4.19

Approvals. No approval of or filing with any federal, state/territorial or local court, authority or administrative agency is necessary to authorize the execution and delivery of this Agreement by the Target or the consummation by the Target of the transactions contemplated herein.

4.20	No Bankruptcy. No proceedings have been taken, are pending or authorized by the Target or by any other person in respect of the bankruptcy, insolvency, liquidation or winding up of the Target.

4.21	Material Adverse Changes. There has been no material adverse change in the business operated by, or any of the assets of, the Target since the date of the Target's Financial Statements.

4.22

Litigation. There are no claims, demands, disputes, actions, suits, proceedings or investigations pending or, to the knowledge of the Target threatened against or directly or indirectly affecting the Target, at law or in equity or admiralty or before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor is the Target subject to any presently effective adverse order, writ, injunction or decree of any such body.

4.23

Tax Matters. The Target is not in arrears or in default in respect of the filing of any required federal, provincial or municipal tax or other return; and (i) all taxes, filing fees and other assessments due and payable or collectible from the Target shall have been paid or collected, (ii) no claim for additional taxes filing fees or other amounts and assessments due and payable or collectible from the Target has been made which has not been collected, and (iii) to the best knowledge of the Vendor, no such return shall have contained any misstatement or concealed any statement that should have been included therein. The Target has withheld from each payment made to any Employee the amount of all taxes (including but not limited to income tax) and other deductions required to be withheld therefrom and will have paid or will pay such amounts to the proper tax or other receiving authority.

4.24

Corporate Records. The corporate records and minute books of the Target, all of which have been provided to the Purchaser, contain complete and accurate minutes of all meetings of the directors and shareholders of the Target held since its incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Target other than at a meeting. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the Target are complete and accurate. All exigible security transfer tax or similar tax payable in connection with the transfer of any securities of the Target has been duly paid.

4.25

Knowledge of Vendor. The Vendor does not have any information or knowledge of any material facts relating to the business of the Target which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from completing the transaction of purchase and sale contemplated herein.

4.26

Omissions and Misrepresentations. None of the foregoing representations, warranties and statements of fact knowingly contains any untrue statement of material fact or knowingly omits to state any material fact, that the Vendor knew or ought to have known, necessary to make any such statement, warranty or representation not misleading to a party seeking full information as to the Target and its properties, business and affairs.

ARTICLE 5 - CLOSING

5.01

Time of Closing. The closing of the transactions contemplated herein (the “Closing”) shall be completed at the offices of the Vendor, on September 18, 2015 at 1:00 p.m. local time or at such other time and/or place as may be mutually agreed upon by the parties hereto.

5.02

Vendor's Closing Documents. At Closing, the Vendor shall deliver to the Purchaser a share certificate evidencing the Target Shares duly endorsed for transfer or, if the share certificate is not duly endorsed for transfer, a duly executed and signature guaranteed stock transfer form in a form reasonably acceptable to the Purchaser’s attorneys.

5.03

Purchaser’s Closing Documents. At Closing, the Purchaser shall deliver to the Vendor a share certificate evidencing the Target Shares duly endorsed for transfer or, if the share certificate is not duly endorsed for transfer, a duly executed and signature guaranteed stock transfer form in a form reasonably acceptable to the Purchaser’s transfer agent.

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5.04

Purchaser’s Conditions of Closing. The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled in all material respects in the reasonable opinion of the Purchaser on or before the Closing Date or waived by the Purchaser on or before the Closing Date or agreed by the Vendor and the Purchaser to be indemnified for by the Vendor:

(a)	the representations and warranties of the Vendor contained in this Agreement will be true and correct on and as of the Closing Date;

(b)	The Vendor will have complied with all terms, covenants and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date;

(c)	no material loss or destruction of or damage to any of the assets of the Target will have occurred between the date of this Agreement and the Closing Date; and

(d)	no action or proceeding against the Target or the Vendor will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(e)	the purchase and sale of the Target Shares contemplated by this Agreement or the right of the Purchaser to own the Target Shares; or

(f)	the right of the Target to conduct its operations and carry on its business in the ordinary course as its business and its operations have been carried on in the past.

5.05

Purchaser Rescission. If any of the conditions in Section 5.04 are not fulfilled or waived or indemnified for as contemplated in Section 5.04, the Purchaser on the Closing Date may rescind this Agreement by notice in writing to the Vendor. In such event, the Purchaser shall be released from all obligations under this Agreement, and the Vendor will also be released unless the Vendor was reasonably capable of causing such condition or conditions to be fulfilled or the Vendor has breached any of its representations, warranties, covenants or agreements in this Agreement.

5.06

Waiver By Purchaser. The conditions in Section 5.04 may be waived in whole or in part by the Purchaser without prejudice to any right of rescission or any other right in the event of the non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

5.07

Vendor’s Conditions of Closing. The obligations of the Vendor under this Agreement are subject to the following conditions for the exclusive benefit of the Vendor being fulfilled in all material respects in the reasonable opinion of the Vendor on or before the Closing Date or waived by the Vendor on or before the Closing Date or agreed by the Purchaser and the Vendor to be indemnified for by the Purchaser:

(a)	the representations and warranties of the Purchaser contained in the Agreement will be true and correct on and as of the Closing Date;

(b)	the Purchaser will have complied with all terms, covenants and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date; and

(c)	no action or proceeding against the Purchaser will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

(d)	the purchase and sale of the Purchaser Shares contemplated by this Agreement or the right of the Vendor to own the Purchaser Shares; or

(e)	the right of the Purchaser to conduct its operations and carry on its business in the ordinary course as its business and its operations have been carried on in the past.

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5.08

Vendor Rescission. If any of the conditions in Section 5.07 are not fulfilled or waived or indemnified for as contemplated in Section 5.07, the Vendor on the Closing Date may rescind this Agreement by notice in writing to the Purchaser. In such event, the Vendor shall be released from all obligations under this Agreement, and the Purchaser will also be released unless the Purchaser was reasonably capable of causing such condition or conditions to be fulfilled or the Purchaser has breached any of its representations, warranties, covenants or agreements in this Agreement.

5.09

Waiver By Vendor. The conditions in Section 5.07 may be waived in whole or in part by the Vendor without prejudice to any right of rescission or any other right in the event of non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

ARTICLE 6 - GENERAL

6.01

Counterparts. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and each of such counterparts, if executed by the Vendor, the Target and the Purchaser, shall constitute a valid and enforceable agreement between the Vendor, the Target and the Purchaser.

6.02

Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties irrevocably agrees that the other party may enforce any claim arising under this Agreement and will irrevocably agree with respect to any claim arising from the transaction contemplated hereby in the courts of the State of Arizona or United States District Court for the District of Arizona, as the party bringing the claim may so choose. For the purpose of any action, suit, or proceeding initiated in such courts with respect to any such claim, each of the parties irrevocably submits to the jurisdiction of such courts. Each of the parties shall waive, to the fullest extent allowed by law, any objection which it may now or hereafter have to venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding in such court has been brought in an inconvenient forum..

6.03

Successors and Assigns. This Agreement shall accrue to the benefit of and be binding upon each of the parties hereto and their respective heirs, executors, administrators and assigns, provided that this Agreement shall not be assigned by any one of the parties without the prior written consent of each of the other parties.

6.04

Sections and Headings. The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

6.05

Further Assurances. Each of the parties hereto will from time to time after the Closing at the other's request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may require to more effectively complete any matter provided for herein.

6.06

Entire Agreement. This Agreement and all other documents executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Shares and the Assets and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

6.07

Waiver. Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on the Closing Date provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

6.08	Amendments. No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

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IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.

ROADSHIPS HOLDINGS, INC.

By:	/s/ Jon N. Leonard
Jon N. Leonard
President

NOVAGEN INGENIUM INC

By:	/s/ Micheal Nugent
Micheal Nugent
President

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